Exhibt 1.1

RPT REALTY

UP TO $150,000,000

COMMON SHARES

EQUITY DISTRIBUTION AGREEMENT

February 22, 2022

As Agents:

J.P. MORGAN SECURITIES LLC 383 Madison Avenue New York, NY 10017	ROBERT W. BAIRD & CO. INCORPORATED 777 E. Wisconsin Avenue Milwaukee, WI 53202

BOFA SECURITIES, INC. One Bryant Park New York, NY 10036	BMO CAPITAL MARKETS CORP. 151 W 42nd St. New York, NY 10036

CAPITAL ONE SECURITIES, INC. 201 St. Charles Avenue, Suite 1830 New Orleans, Louisiana 70170	DEUTSCHE BANK SECURITIES INC. 1 Columbus Circle New York, NY 10019

GOLDMAN SACHS & CO. LLC 200 West Street New York, NY 10282	KEYBANC CAPITAL MARKETS INC. 127 Public Square, 4th Floor Cleveland, OH 44114

MIZUHO SECURITIES USA LLC 1271 Avenue of the Americas New York, NY 10020	TRUIST SECURITIES, INC. 3333 Peachtree Road NE, 11th Floor Atlanta, GA 30326

As Forward Purchasers:

JPMORGAN CHASE BANK, N.A. 383 Madison Avenue New York, NY 10179	BANK OF AMERICA, N.A. C/O BOFA SECURITIES, INC. One Bryant Park New York, NY 10036

BANK OF MONTREAL 55 Bloor Street West, 18th Floor Toronto, Ontario M4W 1A5	DEUTSCHE BANK AG, LONDON BRANCH 1 Great Winchester St., London EC2N 2DB

GOLDMAN SACHS & CO. LLC 200 West Street New York, NY 10282	C/O DEUTSCHE BANK SECURITIES INC. 1 Columbus Circle New York, NY 10019

MIZUHO MARKETS AMERICAS LLC C/O MIZUHO SECURITIES USA LLC 1271 Avenue of the Americas New York, NY 10020	KEYBANC CAPITAL MARKETS INC. 127 Public Square, 4th Floor Cleveland, OH 44114

TRUIST BANK 3333 Peachtree Road NE, 11th Floor Atlanta, Georgia 30326

As Forward Sellers:
J.P. MORGAN SECURITIES LLC 383 Madison Avenue New York, NY 10017	BOFA SECURITIES, INC. One Bryant Park New York, NY 10036

BMO CAPITAL MARKETS CORP. 151 W 42nd St. New York, NY 10036	DEUTSCHE BANK SECURITIES INC. 1 Columbus Circle New York, NY 10019

GOLDMAN SACHS & CO. LLC 200 West Street New York, NY 10282	KEYBANC CAPITAL MARKETS INC. 127 Public Square, 4th Floor Cleveland, OH 44114

MIZUHO SECURITIES USA LLC 1271 Avenue of the Americas New York, NY 10020	TRUIST SECURITIES, INC. 3333 Peachtree Road NE, 11th Floor Atlanta, GA 30326

Ladies and Gentlemen:

RPT REALTY, a Maryland real estate investment trust (the “Company”), and RPT REALTY, L.P., a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”), confirm their agreement (this “Agreement”) with J.P. Morgan Securities LLC, Robert W. Baird & Co. Incorporated, BofA Securities, Inc., BMO Capital Markets Corp., Capital One Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC and Truist Securities, Inc. (in their capacity as agents for the Company and/or principals in connection with the offering and sale of Issuance Shares (as defined below), collectively the “Agents”, and each individually an “Agent”); JPMorgan Chase Bank, National Association, Bank of America, N.A., Bank of Montreal, Deutsche Bank AG, London Branch, Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC and Truist Bank (each, in its capacity as purchaser under the relevant Forward Contract (as defined below), a “Forward Purchaser” and collectively, the “Forward Purchasers”); and J.P. Morgan Securities LLC, BofA Securities, Inc., BMO Capital Markets Corp., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC and Truist Securities, Inc. (each, in its capacity as agent for its affiliated Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined below) hereunder, a “Forward Seller” and collectively, the “Forward Sellers”), as follows:

1.          Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may offer and/or issue and sell through the Agents, acting as agents and/or principals, the Company’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), having an aggregate offering price of up to $150,000,000 (the “Maximum Amount”). The Issuance Shares and the Forward Hedge Shares offered and sold pursuant to this Agreement shall be referred to herein as the “Shares”. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the number of Shares offered and sold under this Agreement shall be the sole responsibility of the Company, and neither the Agents nor the Forward Sellers shall have any obligation in connection with such compliance. The offering and sale of Shares will be effected pursuant to the Registration Statement (as defined below) filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 18, 2022, and which became effective upon filing with the Commission, although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue Shares.

The Company has filed or will file, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3, including a base prospectus, relating to certain securities, including the Shares to be offered from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to the Agents, the Forward Purchasers and the Forward Sellers, for use by the Agents, the Forward Purchasers and the Forward Sellers, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Shares. Except where the context otherwise requires, such registration statement, on each date and time that such registration statement and any post-effective amendment thereto became or becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, is herein called the “Registration Statement.”  The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus” (a “Free Writing Prospectus”), as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.”  The Company may file one or more additional registration statements (which shall be the Registration Statement) from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable (which shall be the Prospectus Supplement), with respect to the Shares.  Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).

2.          Issuance Placements.

(a)          Each time that the Company wishes to issue and sell the Shares (the “Issuance Shares”) hereunder (each, an “Issuance Placement”), it will notify an Agent (the “Designated Agent”) by e-mail notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Issuance Shares to be sold, which shall at a minimum include the number of Issuance Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Issuance Shares that may be sold in any one day and any minimum price below which sales may not be made (an “Issuance Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1-A. The Issuance Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 attached hereto (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Designated Agent set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Issuance Placement Notice shall be effective upon receipt by the Designated Agent unless and until (i) in accordance with the notice requirements set forth in Section 4 hereof, the Designated Agent declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Issuance Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 4 hereof, the Company suspends or terminates the Issuance Placement Notice, (iv) the Company issues a subsequent Issuance Placement Notice with parameters superseding those on the earlier dated Issuance Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 11 hereof. The amount of compensation to be paid by the Company to the Designated Agent in connection with the sale of the Issuance Shares shall be calculated in accordance with the terms set forth in Schedule 3 attached hereto. The amount of any commission, discount or other compensation to be paid by the Company to the Designated Agent, when the Designated Agent is acting as principal, in connection with the sale of the Issuance Shares shall be as separately agreed among the parties hereto at the time of any such sales. In addition, when the Designated Agent is acting as principal, it shall receive the documents as set forth in the second paragraph of Section 5(f) hereof. It is expressly acknowledged and agreed that neither the Company nor the Agents will have any obligation whatsoever with respect to an Issuance Placement or any Issuance Shares unless and until the Company delivers an Issuance Placement Notice to the Designated Agent and the Designated Agent does not decline such Issuance Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of an Issuance Placement Notice, the terms of the Issuance Placement Notice will control.

(b)          Subject to the terms and conditions set forth herein and in the relevant Master Forward Confirmation (as defined below) and any “Supplemental Confirmation” thereunder, on any Trading Day (as defined below), the Company may deliver a written notice (a “Forward Placement Notice” to a Forward Purchaser (the “Designated Forward Purchaser”) and its affiliated Forward Seller (the “Designated Forward Seller”), executed by an authorized officer of the Company, in accordance with this Agreement in the form attached as Schedule 1-B and specifying that it relates to a “Forward”. The Designated Forward Purchaser and the Designated Forward Seller may accept the Forward Placement Notice by e-mail to one of the individuals at the Company named on Schedule 2 hereto, as such Schedule may be amended from time to time, confirming the terms of such Forward Placement Notice. Subject to the terms and conditions set forth in each letter agreement dated as of the date hereof by and between the Company and a Forward Purchaser (including all provisions incorporated by reference therein, substantially in the form attached as Exhibit 2(b), each, a “Master Forward Confirmation”) and each “Supplemental Confirmation” under the related Master Forward Confirmation, upon acceptance of a Forward Placement Notice by the Designated Forward Purchaser and the Designated Forward Seller, the Designated Forward Purchaser will use commercially reasonable efforts to borrow, offer and sell Forward Hedge Shares through the Designated Forward Seller to hedge each Forward, and the Designated Forward Seller shall use commercially reasonable efforts to sell such Forward Hedge Shares. As used herein, “Forward” means the transaction resulting from an accepted Forward Placement Notice providing for the sale by the Designated Forward Seller of Forward Hedge Shares as specified in such Forward Placement Notice, subject to the terms and conditions of this Agreement and the applicable Forward Contract. “Forward Contract” means, for each Forward, the contract evidencing such Forward between the Company and the Designated Forward Purchaser, which shall be composed of the relevant Master Forward Confirmation and the related “Supplemental Confirmation” (as defined in such Master Forward Confirmation) for such Forward.

3.          Sale of Shares by the Designated Agent and the Designated Forward Seller. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Agents, the Forward Purchasers and the Forward Sellers agree that the Company may from time to time seek to (i) sell Issuance Shares through the Designated Agent, acting as sales agent, and (ii) offer Forward Hedge Shares through the Designated Forward Seller as follows:

(a)          Subject to the terms and conditions herein set forth, upon the Company’s issuance of an Issuance Placement Notice, and unless the sale of the Issuance Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Designated Agent, for the period specified in the Issuance Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the New York Stock Exchange (the “Exchange”), to sell such Issuance Shares up to the amount specified, and otherwise in accordance with the terms of such Issuance Placement Notice. Subject to the terms of the Issuance Placement Notice, the Designated Agent may sell Issuance Shares by any method permitted by law, including without limitation any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act. The Designated Agent may also sell Issuance Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Designated Agent in writing. The Company acknowledges and agrees that (i) there can be no assurance that the Designated Agent will be successful in selling Issuance Shares and (ii) the Designated Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Issuance Shares for any reason other than a failure by the Designated Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares as required under this Section 3(a). For the purposes hereof, “Trading Day” means any day on which Common Shares are purchased and sold on the Exchange.

(b)          The Designated Agent or Designated Forward Seller, as applicable, will provide written confirmation to the Company no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Shares hereunder setting forth (i) the number of Issuance Shares or the Forward Hedge Shares sold on such day, (ii) the prices at which such Shares were sold, (iii) the gross proceeds from such sales, (iv) in the case of the Issuance Shares, the compensation payable by the Company to the Designated Agent pursuant to Section 2(a) with respect to such sales, (v) in the case of Forward Hedge Shares, the Forward Hedge Selling Commission payable in respect of such Forward Hedge Shares and (vi) in the case of Issuance Shares, the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Designated Agent (as set forth in Section 5(a)(i)) from the gross proceeds that it receives from such sales.

(c)          (i)Upon the delivery of a Forward Placement Notice to the Designated Forward Purchaser and the Designated Forward Seller, and the Designated Forward Purchaser’s and the Designated Forward Seller’s acceptance of such Forward Placement Notice by e-mail confirming the terms of such Forward Placement Notice, unless the sale of the Forward Hedge Shares described therein has been suspended or otherwise terminated in accordance with the terms of this Agreement or the relevant Master Forward Confirmation, the Designated Forward Purchaser will use commercially reasonable efforts to borrow Forward Hedge Shares up to the Forward Hedge Number specified in the relevant Forward Placement Notice and the Designated Forward Seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares, and otherwise in accordance with the terms of such Forward Placement Notice.  The number of Forward Hedge Shares that the Designated Forward Purchaser shall use commercially reasonable efforts to borrow and that the Designated Forward Seller shall use commercially reasonable efforts to sell pursuant to such Forward shall be equal to the Forward Hedge Number set forth in the Forward Placement Notice accepted by the Designated Forward Purchaser and the Designated Forward Seller. Subject to the terms of the Forward Placement Notice, the Designated Forward Seller may sell Forward Hedge Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act. The Designated Forward Seller may also sell Forward Hedge Shares on behalf of the Designated Forward Purchaser in its capacity as agent of the Designated Forward Purchaser as shall be agreed by the Designated Forward Purchaser and the Designated Forward Seller in writing. For the purposes hereof:

(x)          “Forward Hedge Shares” means all Common Shares borrowed by a Forward Purchaser or its affiliate and offered and sold by its affiliated Forward Seller in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement; and

(y)          “Forward Hedge Number” means the maximum number of Forward Hedge Shares to be sold by a Forward Seller with respect to any Forward, as specified in the Forward Placement Notice for such Forward, subject to the terms and conditions of this Agreement.

(i)          A Forward Placement Notice or any amendment thereto shall be deemed delivered on the Trading Day that it is received by facsimile, email or otherwise (and the Company confirms such delivery by e-mail notice or by telephone (including voicemail message)) by the Designated Forward Purchaser and the Designated Forward Seller.  No Forward Placement Notice may be delivered if an ex-dividend date or ex-date, as applicable, for any dividend or distribution payable by the Company on the Common Shares is scheduled to occur during the period from, but excluding, the first scheduled Trading Day of the related Forward Hedge Selling Period to, and including, the last scheduled Trading Day of such Forward Hedge Selling Period. As used herein, the “Forward Hedge Selling Period” is the period of consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Forward Placement Notice) beginning on, and including, the Trading Day immediately following the Trading Day on which such Forward Placement Notice is delivered or deemed to be delivered pursuant to this Section 3(c); provided, that if, prior to the scheduled end of any Forward Hedge Selling Period, (x) any event occurs that would permit the Designated Forward Purchaser to designate a “Scheduled Trading Day” as a “Termination Settlement Date” (as each such term is defined in the relevant Master Forward Confirmation) under, and pursuant to, the provisions opposite the caption “Termination Settlement” in the relevant Master Forward Confirmation or (y) an “Insolvency Filing” (as such term is defined in the relevant Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall immediately terminate as of the first such occurrence (or, if later, when persons at the Designated Forward Seller responsible for executing sales of Forward Hedge Shares become aware of such occurrence).

(ii)          No later than the opening of the Trading Day next following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, the date on which any Forward Hedge Selling Period is terminated in accordance with the terms of this Agreement or the relevant Master Forward Confirmation), the Designated Forward Purchaser shall execute and deliver to the Company, and the Company shall execute and return to the Designated Forward Purchaser, a “Supplemental Confirmation” in respect of the Forward for such Forward Hedge Selling Period, which “Supplemental Confirmation” shall set forth the “Trade Date” for such Forward (which shall, subject to the terms of the relevant Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), the “Effective Date” for such Forward (which shall, subject to the terms of the relevant Master Forward Confirmation, be the date one Settlement Cycle (as such term is defined in the relevant Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), the initial “Base Amount” for such Forward (which shall, subject to the terms of the relevant Master Forward Confirmation, be the number of Forward Hedge Shares sold during such Forward Hedge Selling Period), the “Maturity Date” for such Forward (which shall, subject to the terms of the relevant Master Forward Confirmation, be the date that follows the last Trading Day of such Forward Hedge Selling Period by the number of days, months or years set forth opposite the caption “Term” in the Forward Placement Notice for such Forward), the “Forward Price Reduction Dates” for such Forward (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Forward Placement Notice for such Forward), the “Forward Price Reduction Amounts” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Forward Placement Notice for such Forward), the “Spread” for such Forward (which shall be the amount set forth opposite the term “Spread” in the Forward Placement Notice), the “Initial Forward Price” for such Forward (which shall be determined as provided in the relevant Master Forward Confirmation), the “Volume-Weighted Hedge Price” (which shall be determined as provided in the relevant Master Forward Confirmation), the “Specified Borrow Rate” (which shall be as determined by the Calculation Agent (as defined in the relevant Master Forward Confirmation)), the “Maximum Specified Borrow Rate” (which shall be as determined by the Calculation Agent), the “Forward Shares,” the “Threshold Number of Shares” and the “Notice Settlement Number” (which shall be as determined by the Calculation Agent).

(iii)          For each Forward, the Company shall be obligated to enter into a Forward Contract with the Designated Forward Purchaser, and the Designated Forward Purchaser shall be obligated to use commercially reasonable efforts to borrow, and the Designated Forward Seller shall use commercially reasonable efforts consistent with its normal trading and sales practices to sell, the Forward Hedge Shares pursuant to such Forward only if and when the Company delivers a Forward Placement Notice to the Designated Forward Purchaser and the Designated Forward Seller, and the Designated Forward Purchaser and the Designated Forward Seller have accepted such Forward Placement Notice as provided in Section 2(b).  The Company shall have the right, in its sole discretion, to request that the Designated Forward Seller and Designated Forward Purchaser amend at any time and from time to time any Forward Placement Notice, and if such amendment is accepted by the Designated Forward Purchaser and the Designated Forward Seller, each of the Designated Forward Purchaser and the Designated Forward Seller shall, as soon as reasonably practicable after receiving notice of such amendment, modify its offers to sell or borrow, as applicable, consistent with any such amendment notice; provided, however, that (i) the Company may not amend the Forward Hedge Number if, for any Forward Hedge Selling Period, such amended Forward Hedge Number is less than the number of Forward Hedge Shares the Designated Forward Seller has sold during such Forward Hedge Selling Period as of the date and time of such amendment, (ii) the Company shall not have the right to amend a Forward Placement Notice during any period in which the Company is in possession of material non-public information and (iii) the Company shall not have the right to amend a Forward Placement Notice after the related “Supplemental Confirmation” has been delivered to the Company.

(iv)          Each of the Company, the Forward Purchasers and the Forward Sellers acknowledge and agree that: (x) there can be no assurance that the Forward Purchasers will be successful in borrowing, or that the Forward Sellers will be successful in selling, any Forward Hedge Shares; (y) the Forward Sellers will incur no liability or obligation to the Company, the Forward Purchasers or any other person if they do not sell Forward Hedge Shares borrowed by the Forward Purchasers for any reason other than a failure by the Forward Sellers to use commercially reasonable efforts consistent with their normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 3(c); and (z) the Forward Purchasers will incur no liability or obligation to the Company, the Forward Sellers or any other person if they do not borrow Forward Hedge Shares for any reason other than a failure by the Forward Purchasers to use commercially reasonable efforts to borrow such Forward Hedge Shares as required under this Section 3(c).  Notwithstanding anything herein to the contrary, a Forward Purchaser’s obligation to use commercially reasonable efforts to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge Shares (and a Forward Seller’s obligation to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward hereunder shall be subject in all respects to clause (ii) of the provisions under the caption “Conditions to Effectiveness” in Section 3 of the relevant Master Forward Confirmation.  In acting hereunder, a Forward Seller will be acting as agent for its affiliated Forward Purchaser and not as principal.

4.          Suspension of Sales. The Company, on the one hand, or the Designated Agent or Designated Forward Seller, as the case may be, on the other hand, may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Issuance Shares or Forward Hedge Shares, as the case may be; provided however, that such suspension shall not affect or impair either party’s obligations with respect to any Issuance Shares or Forward Hedge Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2, as such schedule may be amended from time to time.

5.          Settlement.

(a)          Settlement of Shares. Unless otherwise specified in the applicable Issuance Placement Notice or Forward Placement Notice, settlement for sales of Issuance Shares and Forward Hedge Shares will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company by the Designated Agent on a Settlement Date against receipt of the Issuance Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price tendered to the Designated Agent for the sale of Issuance Shares  after deduction for (i) the Designated Agent’s compensation for such sales payable by the Company under this Agreement, (ii) any other amounts due and payable by the Company to the Designated Agent hereunder pursuant to Section 7(h) (Expenses) hereof and (iii) any transaction fees imposed in respect of such sales by any federal, state, local or foreign governmental or regulatory commission, board, authority, agency, court, administrative or other governmental body having jurisdiction over the Company (each, a “Governmental Entity” and collectively, the “Governmental Entities”).  The amount of proceeds to be delivered to the Designated Forward Purchaser by the Designated Forward Seller on a Settlement Date against receipt of the Forward Hedge Shares sold will be equal to the number of Forward Hedge Shares sold multiplied by the relevant Forward Hedge Price.

(b)          Delivery of Shares.

(i)          On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Issuance Shares being sold by crediting the Designated Agent’s or its designee’s account (provided the Designated Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form. On each Settlement Date, the Designated Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Issuance Shares on a Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Indemnification and Contribution) below, it will (i) hold the Designated Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Designated Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(ii)          Each sale of Forward Hedge Shares will be settled as between the Designated Forward Purchaser and the Designated Forward Seller on each Settlement Date therefor.  On or before each such Settlement Date, the Designated Forward Purchaser will electronically transfer the Forward Hedge Shares being offered and sold by crediting the Designated Forward Seller or its designee’s account at the Depository Trust Company through its Deposit/Withdrawal At Custodian System, or by such other means of delivery as may be mutually agreed upon by the Designated Forward Purchaser and the Designated Forward Seller and, upon receipt of such Forward Hedge Shares, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form, the Designated Forward Seller shall deliver to the Designated Forward Purchaser the Forward Hedge Price for such Forward Hedge Shares in same day funds delivered to an account designated by the Designated Forward Purchaser prior to the relevant Settlement Date. As used herein, “Forward Hedge Price” means, for any Forward Contract, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Forward Contract; and (y) the “Volume-Weighted Hedge Price” (as defined in the relevant Master Forward Confirmation) for such Forward Contract. “Forward Hedge Selling Commission Rate” means, for any Forward Contract, a rate mutually agreed between the Company and a Forward Seller, not to exceed 2.0%.

(c)          One Agent.  The Company agrees that any offer to sell Shares, any solicitation of an offer to buy Shares, or any sales of Shares shall only be effected by or through only one of the Agents or Forward Sellers, as the case may be, on any single given day and the Company shall in no event request that more than one Agent or Forward Seller, as the case may be, offer or sell Shares on the same day.

(d)          Limitations on Offering Size. Under no circumstances shall the Company cause or request the issuance and/or offer or sale of any Issuance Shares or Forward Hedge Shares if, after giving effect to the sale of such Issuance Shares or Forward Hedge Shares, the aggregate number or amount of gross sales proceeds of such Issuance Shares or Forward Hedge Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Shares under this Agreement, the Maximum Amount, (B) the amount available for offering and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and/or offered and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized pricing committee or officer, and notified to the Agents, the Forward Purchasers and the Forward Sellers in writing.  Under no circumstances shall the Company cause or request the issuance and/or offer or sale of any Issuance Shares or Forward Hedge Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized pricing committee or officer, and notified to the Designated Agent, the Designated Forward Purchaser and the Designated Forward Seller in writing.

(e)          Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offering or sale of, any Shares and, by notice to an Agent, Forward Purchaser and/or Forward Seller given by telephone (confirmed promptly by facsimile transmission or e-mail), shall cancel any instructions for the offering or sale of any Shares, and the Agents and/or Forward Sellers shall not be obligated to offer or sell any Shares, (i) during the fourteen (14) calendar days prior to the first (1st) date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings or revenue results for a completed fiscal year or quarter (each, an “Earnings Announcement”), (ii) except as provided in Section 5(f) below, at any time from and including an Announcement Date through and including the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, or (iii) during any other period in which the Company is in possession of material non-public information; provided that, unless otherwise agreed between the Company and the Agents, Forward Purchasers and Forward Sellers, for purposes of (i) and (ii) above, such period shall be deemed to end at the relevant Filing Time.

(f)          If the Company wishes to offer, sell or deliver Shares at any time during the period from and including an Announcement Date through and including the corresponding Filing Time, the Company shall (i) prepare and deliver to the Designated Agent or the Designated Forward Purchaser and the Designated Forward Seller, as applicable, (with a copy to its counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Designated Agent or the Designated Forward Purchaser and the Designated Forward Seller, as applicable, and obtain the consent of the Designated Agent or the Designated Forward Purchaser and the Designated Forward Seller, as applicable, to the filing thereof (such consent not to be unreasonably withheld); (ii) provide the Agents or the Forward Purchasers and the Forward Sellers, as applicable, with the officers’ certificate, opinions/letters of counsel and accountants’ letter called for by Sections 7(n), (o) and (p) hereof, respectively; (iii) afford the Designated Agent or the Designated Forward Purchaser and the Designated Forward Seller, as applicable, the opportunity to conduct a due diligence review in accordance with Section 7(l) hereof; and (iv) file such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinions/letters of counsel and accountants’ letter pursuant to this Section 5(f) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions/letters of counsel and accountants’ letters as provided in Section 7 hereof and (B) this Section 5(f) shall in no way affect or limit the operation of the provisions of Section 5(e) above, which shall have independent application.

Notwithstanding the foregoing, in the event the Company engages the Designated Agent, the Designated Forward Purchaser or the Designated Forward Seller for a sale of Shares that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act or a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act or in the event the Designated Agent, the Designated Forward Purchaser or the Designated Forward Seller acts as principal, the Company will provide the Designated Agent, the Designated Forward Purchaser and/or the Designated Forward Seller, at the request of the Designated Agent, the Designated Forward Purchaser or the Designated Forward Seller and upon reasonable advance notice to the Company, on or prior to the Settlement Date, the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Sections 7(n), (o) and (p) hereof, each dated the Settlement Date, and such other documents and information as the Designated Agent, the Designated Forward Purchaser or the Designated Forward Seller shall reasonably request, and the Company and the Designated Agent, the Designated Forward Purchaser and the Designated Forward Seller will agree to compensation that is customary for the Designated Agent, the Designated Forward Purchaser or the Designated Forward Seller with respect to such transaction.

6.          Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating Partnership jointly and severally represent and warrant to, and agree with, each of the Agents, the Forward Purchasers and the Forward Sellers that as of the date of this Agreement and as of each Applicable Time (as defined in Section 23(a) hereof):

(a)          The Company satisfies all of the requirements of the Securities Act for use of Form S-3 for the offering of the Shares contemplated hereby. The Company meets the definition of an “experienced issuer” under Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5110(j)(6). The Company is not an “ineligible issuer,” as defined in Rule 405 of the Securities Act. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment or incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or in the form of a prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act, and (D) as of the Applicable Time, the Company was a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act). The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of any Registration Statement that is an automatic shelf registration statement. The Company has paid, or if the Prospectus Supplement has not yet been filed with the Commission will pay, the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act (including, if applicable, by updating the filing fee table exhibit required by Item 601(b)(107) of Regulation S-K).

(b)          Following its effectiveness, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(c)          Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act and otherwise complied with the requirements of Rule 163 of the Securities Act, including without limitation the legending requirement.

(d)          The Company has delivered to the Agents, the Forward Purchasers and the Forward Sellers one complete copy of the Registration Statement and a copy of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, in such quantities and at such places as the Agents, the Forward Purchasers and the Forward Sellers have reasonably requested. The Prospectus delivered to the Agents, the Forward Purchasers and the Forward Sellers for use in connection with the offering of Shares will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)          At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Agents, the Forward Purchasers and the Forward Sellers pursuant to Rule 430B(f)(2) of the Securities Act, as the case may be, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from the Registration Statement or any amendment thereto in reliance upon and in conformity with written information relating to the Agents, the Forward Purchasers or the Forward Sellers furnished to the Company in writing by the Agents, the Forward Purchasers or the Forward Sellers or any of their representatives or agents expressly for inclusion in any of the aforementioned documents.  The Company hereby acknowledges that the only information that the Agents, the Forward Purchasers and the Forward Sellers have furnished to the Company expressly for use in the Registration Statement, the Prospectus or any Free Writing Prospectus (or any amendment or supplement thereto) is the following information (i) the names of the Agents, the Forward Purchasers and the Forward Sellers on the front and back covers of the Prospectus (ii) the second sentence of the third paragraph under the caption “Plan of Distribution (Conflicts of Interest) – Sales Through Sales Agents,” and (iii) the second sentence of the fourth paragraph under the caption “Plan of Distribution (Conflicts of Interest) – Conflicts of Interest,”  (the “Agent Information”).

(f)          The Prospectus and any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, as of the date hereof, and at each Representation Date, as the case may be, complied and will comply in all material respects with the requirements of the Securities Act. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, as of the date hereof, and at each Representation Date, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided however, that the foregoing representations and warranties of this Section 6(f) shall not apply to statements or omissions in any such document made in reliance on information furnished to the Company which is Agent Information.

(g)          The documents incorporated by reference in the Registration Statement and the Prospectus, or any amendment or supplement thereto (the “Disclosure Documents”), when they became effective under the Securities Act or were filed under the Exchange Act, conformed in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable. Further, no such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. However, the foregoing representations and warranties in this Section 6(g) shall not apply to statements or omissions in any document made in reliance on information furnished to the Company which is Agent Information.

(h)          Each Free Writing Prospectus, as of its issue date and as of each Applicable Time, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified; provided however, that the foregoing representations and warranties of this Section 6(h) shall not apply to statements or omissions in any such document made in reliance on information furnished to the Company which is Agent Information.

(i)          Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and fairly present, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified, as the case maybe; such financial statements have been prepared, in all material respects, in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, except as noted therein, and any supporting schedules included or incorporated by reference in the Registration Statement fairly present, in all material respects, the information required to be stated therein, except as noted therein; the other financial information included or incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and fairly presents the information shown thereby, except as noted therein. All disclosures contained in the Registration Statement, the Prospectus or any Free Writing Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission's rules and guidelines applicable thereto. In addition, if any pro forma financial statements of the Company and its consolidated subsidiaries and the related notes thereto is included in the Registration Statement, the Prospectus and any Free Writing Prospectus, such pro forma financial statements and related notes present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, in each case, in all material respects, and the assumptions used in the preparation thereof are believed by management to be reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. If applicable, such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and its consolidated subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified, in each case, in all material respects. No pro forma financial information is required to be included in the Registration Statement, the Prospectus or any Free Writing Prospectus which is not so included.

(j)          No Material Adverse Change. Except as disclosed in the Registration Statement and Prospectus, since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, and except as otherwise disclosed in the Registration Statement and the Prospectus (i) there has not been (A) any material change in the capital stock or other equity interest (other than the issuance of common shares pursuant to this Agreement, upon exercise of stock options and warrants, the exchange of units of the Operating Partnership or the vesting of restricted stock described as outstanding in, and the grant of options, restricted stock and other awards under existing equity incentive plans described in, the Registration Statement and the Prospectus or unregistered issuances not required to be disclosed pursuant to the Exchange Act, the Securities Act or any regulation promulgated thereunder), or material change in long-term debt (other than the repayment of debt at maturity through existing lines of credit, the repayment of certain hedging obligations, the repayment of existing lines of credit resulting from asset sales, and borrowings or repayments under existing lines of credit (as may be amended from time to time and referred to in the Registration Statement or the Prospectus)), of the Company or any of its Subsidiaries, taken as a whole, or (B) any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any shares of beneficial interest (other than ordinary and customary dividends), or any material adverse change in or affecting the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its Subsidiaries taken as a whole; (ii) neither the Company nor any of its Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole; and (iii) neither the Company nor any of its Subsidiaries has sustained any loss or interference with its business that is material to the Company and its Subsidiaries taken as a whole and that is either from fire, explosion, flood or other similar calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Prospectus.

(k)          Organization and Good Standing. The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, with all requisite trust power and authority to own or lease its properties and conducts its business as described in the Registration Statement. Each of the subsidiaries of the Company as listed on Schedule 5 attached hereto (collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation, limited partnership or limited liability company in good standing under the laws of the jurisdiction of its organization, with all requisite corporate, limited partnership or limited liability company power and authority, as the case may be, to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Company and each of its Subsidiaries are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its Subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).

(l)          Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus; all the outstanding shares of beneficial interest of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any shares of capital stock or other equity interest of the Company or any such Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options (except for subsequent issuances, if any pursuant to this Agreement, upon exercise of stock options and warrants, the exchange of units of the Operating Partnership or the vesting of restricted stock described as outstanding in, and the grant of options, restricted stock and other awards under existing equity incentive plans described in, the Registration Statement and the Prospectus or unregistered issuances not required to be disclosed pursuant to the Exchange Act, the Securities Act or any regulation promulgated thereunder ); the Common Shares conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each Subsidiary owned, directly or indirectly, by the Company have been duly authorized and validly issued, are fully paid and non-assessable and, except to the extent set forth in the Registration Statement and the Prospectus, are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except for such lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party which would not, individually or in the aggregate, reasonably be expected to materially affect the ownership of such subsidiary by the Company, directly or indirectly. The Company has duly reserved a sufficient number of Common Shares for issuance upon exchange of outstanding units of limited partnership of the Operating Partnership (“OP Units”) in accordance with the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended to date.

(m)          Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its Subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of trustees of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with United States generally accepted accounting principles, in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their results of operations or prospects.

(n)          Due Authorization. The Company and the Operating Partnership have the requisite power and authority to execute and deliver this Agreement and to perform their obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by each of this Agreement and the consummation by each of the transactions contemplated hereby has been duly and validly taken. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership, as applicable. The Company has the requisite power and authority to execute and deliver each Master Forward Confirmation and each “Supplemental Confirmation” thereunder, and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by the Company of the Master Forward Confirmation and each “Supplemental Confirmation” thereunder and the consummation by the Company of the transactions contemplated thereby has been duly and validly taken (or will have been duly and validly taken). Each Master Forward Confirmation and each “Supplemental Confirmation” thereunder has been duly authorized, executed and delivered by the Company (or will have been duly authorized, executed and delivered). Each of this Agreement, each Master Forward Confirmation and each “Supplemental Confirmation” thereunder has been duly authorized, executed and delivered by the Company (or will have been duly authorized, executed and delivered).

(o)          Enforceability. Each Master Forward Confirmation and each “Supplemental Confirmation” thereunder constitutes a valid and binding agreement of the Company, and assuming due authorization, execution and delivery by the relevant Forward Purchaser, is enforceable against the Company in accordance with the terms hereof and thereof subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

(p)          The Issuance Shares. The Issuance Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement and the Prospectus; and the issuance of the Issuance Shares is not subject to any preemptive or similar rights.

(q)          No Violation or Default. Neither the Company nor any of its Subsidiaries is (i) in violation of its declaration of trust, certificate of formation, charter, by-laws, partnership agreement, limited liability company agreement or other similar organizational document, as the case may be; (ii) except as described in the Registration Statement, in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(r)          No Conflicts. The execution, delivery and performance by (x) the Company and the Operating Partnership of this Agreement, the issuance and sale of the Issuance Shares, the offering and sale of the Forward Hedge Shares and the consummation of the transactions contemplated by this Agreement and (y) the Company of each Master Forward Confirmation and any “Supplemental Confirmation” thereunder and the consummation of the transactions contemplated by each Master Forward Confirmation and any “Supplemental Confirmation” thereunder, in each case, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the declaration of trust, certificate of formation, charter, by-laws, partnership agreement, limited liability company agreement or other similar organizational document of the Company or any of its Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(s)          No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for (x) the execution, delivery and performance by the Company and the Operating Partnership of this Agreement, the issuance and sale of the Issuance Shares, the offering and sale of the Forward Hedge Shares or the consummation of the transactions contemplated by this Agreement or (y) the execution, delivery and performance by the Company of each Master Forward Confirmation and any “Supplemental Confirmation” thereunder or the consummation of the transactions contemplated by each Master Forward Confirmation and any “Supplemental Confirmation” thereunder, except, in each case, such as have already been obtained regarding the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by FINRA, under applicable state securities laws in connection with the purchase and distribution of the Issuance Shares by the Agents or the offering of the Forward Hedge Shares by the Forward Purchasers and the Forward Sellers, and the New York Stock Exchange.

(t)          Legal Proceedings. Except as described in the Registration Statement and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending, or, to the knowledge of the Company or the Operating Partnership, threatened, to which the Company or any of its Subsidiaries is or may be a party or to which any property of the Company or any of its Subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus.

(u)          Independent Accountants. Grant Thornton LLP, who have audited certain financial statements of the Company and its Subsidiaries, is an independent registered public accounting firm with respect to the Company and its Subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(v)          Title to Real and Personal Property. Except as set forth in the Registration Statement and the Prospectus, the Company and its Subsidiaries have good and marketable title in fee simple to all the real properties, or any part thereof, owned by them (collectively, and with all buildings, structures and other improvements located thereon and all easements, rights and other appurtenances thereto, the “Properties”) and good and marketable title to all the other properties and assets reflected in the consolidated financial statements included or incorporated by reference or described in the Registration Statement and Prospectus subject to no lien, security interest, mortgage, pledge, charge, claim, restriction or encumbrance of any kind except those reflected in such financial statements or described in the Registration Statement and Prospectus or which are not material in amount or which do not materially impair the use of such Property for retail shopping center purposes; all liens, security interests, mortgages, pledges, charges, claims, restrictions or encumbrances on or affecting the properties and assets of the Company or any of its Subsidiaries that are required to be disclosed in the Registration Statement are disclosed therein or in documents incorporated by reference therein; neither the Company nor the Operating Partnership knows of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning the Properties which would have a Material Adverse Effect; each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not result in a Material Adverse Effect and will not result in a forfeiture or reversion of title; none of the Company nor any Subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, which if consummated would have a Material Adverse Effect, and to the knowledge of the Company and the Operating Partnership, no such condemnation or zoning change is threatened and which if consummated could have a Material Adverse Effect; no lessee of any portion of any of the Properties is in default under any of the leases governing such Properties and there is no event which, but for the passage of time or the giving of notice or both, would constitute a default under any of such leases, except such defaults as are described in the Registration Statement and Prospectus or that would not have a Material Adverse Effect; and the Company and its Subsidiaries occupy their leased properties under valid and binding leases.

(w)          No Undisclosed Relationships. No business relationship, direct or indirect, or related person transaction exists between or among the Company or any of its Subsidiaries, on the one hand, and any other person required to be described in the Registration Statement, on the other hand, that has not been described as required by the Securities Act to be described in the Registration Statement and the Prospectus.

(x)          Investment Company Act. The Company is not and, after giving effect to (i) the offering and sale of any Issuance Shares hereunder and the application of the proceeds thereof and (ii) the offering and sale of any Forward Hedge Shares hereunder and the transactions contemplated by each Forward Contract (including the application of the proceeds, if any, upon settlement thereof), in each case, as described in the Registration Statement and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(y)          Taxes. The Company and the Subsidiaries have filed all material federal, state, local and foreign income and franchise tax returns and have paid all material taxes indicated by such returns and all material assessments, fines and penalties levied against them or any of them to the extent that any of the foregoing has become due, except for any such assessment, fine or penalty that is currently being contested in good faith and which, if material, is described in the Registration Statement. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments except as described in the Registration Statement.

(z)          Licenses and Permits. The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization, and, to the knowledge of the Company and the Operating Partnership, no such license, certificate, permit or authorization will not be renewed in the ordinary course, in each case except as would not, individually or in the aggregate, have a Material Adverse Effect.

(aa)          No Labor Disputes. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) no labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company or the Operating Partnership, is contemplated or threatened, and (ii) to the knowledge of the Company, there is no existing or threatened labor disturbance by, or dispute with, the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers.

(bb)          Compliance with and Liability under Environmental Laws. (i) The Company and its Subsidiaries (a) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and there is no event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its Subsidiaries, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Registration Statement and the Prospectus, (a) there are no proceedings that are pending or threatened against the Company or any of its Subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no civil or criminal penalties of $100,000 or more will be imposed, (b) the Company and its Subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could reasonably be expected to have a Material Adverse Effect, and (c) none of the Company and its Subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(cc)          Hazardous Materials. There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its Subsidiaries (or, to the knowledge of the Company and its Subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or any of its Subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(dd)          Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company or its Subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the Company or its Subsidiaries; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan equals or exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company or its Subsidiaries; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or its Subsidiaries. None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Subsidiaries in the current fiscal year of the Company and its Subsidiaries compared to the amount of such contributions made in the Company and its Subsidiaries’ most recently completed fiscal year; or (y) a material increase in the Company and its Subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its Subsidiaries’ most recently completed fiscal year.

(ee)          REIT Status. The Company is organized in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Code, and its actual method of operation as described in the Registration Statement has enabled it, commencing with its taxable year ended December 31, 2015, and its proposed method of operation will enable it to continue, to meet the requirements for qualification and taxation as a REIT under the Code.

(ff)          Mortgages. Except as set forth in the Registration Statement and Prospectus, the mortgages and deeds of trust encumbering the properties and assets described in the Registration Statement and Prospectus are not convertible and neither the Company, any of its Subsidiaries, nor any person affiliated therewith holds a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company or any of its Subsidiaries.

(gg)          Disclosure Controls. The Company and its Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(hh)          Accounting Controls. The Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the issuer; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the issuer are being made only in accordance with authorizations of management and trustees of the issuer; (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the issuer’s assets that could have a material effect on the financial statements; and (iv) provide reasonable assurance that the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Based on the Company’s most recent evaluation of its internal control over financial reporting pursuant to Rule 13a-15(c) of the Exchange Act, except as disclosed in the Registration Statement and the Prospectus, there are no material weaknesses in the Company’s internal control over financial reporting. The Company’s auditors and the Audit Committee of the board of trustees of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(ii)          Insurance. The Company and its Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate for the conduct of the Company and its Subsidiaries and their respective businesses; and neither the Company nor any of its Subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance, and to the knowledge of the Company and Operating Partnership, the Company and its Subsidiaries will be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue their business.

(jj)          No Unlawful Payments. Neither the Company nor any of its Subsidiaries nor any director, officer, or employee of the Company or any of its Subsidiaries nor, to the knowledge of the Company or the Operating Partnership, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its Subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(kk)          Compliance with Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or the Operating Partnership, threatened.

(ll)          No Conflicts with Sanctions Laws. Neither the Company nor any of its Subsidiaries, directors, officers or employees, nor, to the knowledge of the Company or the Operating Partnership, any agent, or affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea,  and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Issuance Shares hereunder, or the proceeds, if any, received upon settlement of any Forward Contract, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as agent, underwriter, advisor, investor or otherwise) of Sanctions. For the past 5 years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(mm)          No Restrictions on Subsidiaries. No Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

(nn)          No Broker’s Fees. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement or any Forward Contract) that would give rise to a valid claim against the Company or any of its Subsidiaries or any of the Agents, the Forward Purchasers or the Forward Sellers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Common Shares.

(oo)          No Registration Rights. Except as described in the Registration Statement and Prospectus and except to the extent waived, no person has the right to require the Company or any of its Subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the offering or sale of the Shares.

(pp)          No Stabilization. Neither the Company nor any of its Subsidiaries has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Shares.

(qq)          Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Issuance Shares or any Common Shares issued pursuant to any Forward Contract as described in the Registration Statement and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(rr)          Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ss)          Statistical and Market Data. Nothing has come to the attention of the Company or the Operating Partnership that has caused the Company or the Operating Partnership to believe that the statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(tt)          Sarbanes-Oxley Act. The chief executive officer and the chief financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission. The Company, its officers and directors and the Operating Partnership are otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act.

(uu)          Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering in accordance with the Securities Act.

(vv)          Actively Traded Security. Unless notice is given by the Company pursuant to Section 7(z) hereof, the Common Shares are an “actively traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(ww)          Cybersecurity; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants.  The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same.   The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

7.          Covenants of the Company. The Company and the Operating Partnership, jointly and severally, covenant and agree with each of the Agents, the Forward Purchasers and the Forward Sellers that:

(a)          Registration Statement Amendments; Payment of Fees. After the date of this Agreement and during any period in which a Prospectus relating to any Shares is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or similar rule), (i) the Company will notify the Agents, the Forward Purchasers and the Forward Sellers promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon any Agent’s, Forward Purchaser’s or Forward Seller’s request, any amendments or supplements to the Registration Statement or Prospectus that, in any Agent’s, Forward Purchaser’s or Forward Seller’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Shares (provided however, that the failure of any of the Agents, the Forward Purchasers or the Forward Sellers to make such request shall not relieve the Company of any obligation or liability hereunder, or affect any Agent’s, Forward Purchaser’s or Forward Seller’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Shares or a security convertible into the Shares unless a copy thereof has been submitted to the Agents, Forward Purchasers and Forward Sellers within a reasonable period of time before the filing and none of the Agents, Forward Purchasers or Forward Sellers has reasonably objected in writing thereto (provided however, that (x) the failure of any of the Agents, Forward Purchasers or Forward Sellers to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect any of the Agent’s, Forward Purchaser’s or Forward Seller’s right to rely on the representations and warranties made by the Company in this Agreement, and (y) the Company has no obligation to provide the Agents, Forward Purchasers or Forward Sellers any advance copy of such filing or to provide the Agents, Forward Purchasers or Forward Sellers an opportunity to object to such filing if such filing does not name any of the Agents, Forward Purchasers or Forward Sellers or specifically discuss the Shares as contemplated hereby) and the Company will furnish to the Agents, Forward Purchasers and Forward Sellers at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).

(b)          Notice of Commission Stop Orders. Promptly after it receives notice or obtains knowledge thereof, the Company will advise the Agents, Forward Purchasers and Forward Sellers of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose or any examination pursuant to Section 8(e) of the Securities Act, or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop or other order or to obtain its withdrawal if such a stop or other order should be issued.

(c)          Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Shares is required to be delivered by any of the Agents, Forward Purchasers or Forward Sellers under the Securities Act with respect to a pending sale of the Shares, (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or similar rule), the Company will comply in all material respects with the requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Agents, the Forward Purchasers and the Forward Sellers to suspend the offering of Shares during such period and the Company will promptly amend or supplement, or file a free writing prospectus applicable to, the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d)          Listing of Issuance Shares. During any period in which the Prospectus relating to the Shares is required to be delivered under the Securities Act with respect to a pending sale of the Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or similar rule), the Company will use its commercially reasonable efforts to cause the Issuance Shares to be listed on the Exchange and will cooperate with the Agents, the Forward Purchasers and/or the Forward Sellers to qualify the Shares for sale under the securities laws of such jurisdictions in the United States as the Agents, the Forward Purchasers and/or the Forward Sellers reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Shares; provided however, that the Company shall not be required in connection therewith to qualify as a foreign entity or dealer in securities or file a general consent to service of process in any jurisdiction.

(e)          Filings with the Exchange. The Company will timely file with the Exchange all material documents and notices required by the Exchange of companies that have or will issue securities that are traded on the Exchange.

(f)          Delivery of Registration Statement and Prospectus. The Company will furnish to the Agents, the Forward Purchasers and the Forward Sellers and their counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Agents, the Forward Purchasers and the Forward Sellers may from time to time reasonably request and, at any of the Agent’s, Forward Purchasers’ or Forward Sellers’ request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Shares may be made; provided however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agents, the Forward Purchasers or the Forward Sellers to the extent such document is available on EDGAR.

(g)          Earnings Statement. The Company will make generally available to its security holders as soon as reasonably practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act. “Earnings statement” and “make generally available” will have the meanings contained in Rule 158 under the Securities Act.

(h)          Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, in accordance with the provisions of Section 11 hereunder, will pay all expenses incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, (ii) the preparation, offering and sale of the Shares, (iii) the qualification of the Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees, (iv) the printing and delivery to the Agents, the Forward Purchasers and the Forward Sellers of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (v) the fees and expenses incurred in connection with the listing of the Issuance Shares on the Exchange or qualification of the Shares for trading on the Exchange, and (vi) filing fees and expenses, if any, of the Commission and FINRA, Corporate Financing Department. If this Agreement is terminated in accordance with the provisions of Section 11 hereof, either (i) by the Company, at any time, or (ii) by the Agents or the Forward Sellers, on or after the 2-year anniversary of the execution of this Agreement, and, in either case, prior to the sale of Shares under this Agreement with an aggregate sales price of $50,000,000 or more, then the Company shall reimburse the Agents, the Forward Purchasers and the Forward Sellers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Agents, and counsel to the Forward Sellers and the Forward Purchasers, in each case, incurred by it in connection with the offering contemplated by this Agreement; provided that the Company will not be obligated to reimburse any expenses pursuant to this Section 7(h) in excess of each Agent’s, Forward Purchaser’s or Forward Seller’s pro rata share of $100,000 of such fees and disbursements (calculated by dividing the amount of such expenses by the number of Agents subject to this Agreement as of the date of execution of this Agreement).

(i)          Use of Proceeds. The Company will apply the net proceeds from the sale of the Issuance Shares to be sold by it hereunder and the net proceeds (if any) received upon settlement of any Forward Contract in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus.

(j)          Notice of Other Sales. During the pendency of any Issuance Placement Notice or Forward Placement Notice given hereunder, the Company shall provide the Agents, the Forward Purchasers and the Forward Sellers notice as promptly as reasonably practicable before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Common Shares (other than Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire Common Shares; provided, that such notice shall not be required in connection with (i) the issuance, grant or sale of Common Shares, options to purchase Common Shares or Common Shares issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, (ii) the issuance of securities upon the exercise of outstanding options, or other outstanding securities, as described in the Company’s reports filed with the Commission under the Exchange Act, (iii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus, (iv) the issuance or sale of Common Shares pursuant to any dividend reinvestment plan that the Company may adopt from time to time provided the implementation of such is disclosed to the Agents, the Forward Purchasers and the Forward Sellers in advance, (v) the issuance of any Common Shares issuable upon the redemption, conversion or exchange of outstanding OP Units in accordance with the Operating Partnership Agreement or (vi) the issuance or sale of Common Shares or securities convertible into or exchangeable for Common Shares pursuant to an underwritten public offering.

(k)          Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company tenders an Issuance Placement Notice or Forward Placement Notice, or offers hereunder Issuance Shares or Forward Hedge Shares, advise the Agents, the Forward Purchasers and the Forward Sellers as promptly as reasonably practicable prior to the delivery of such Issuance Placement Notice or Forward Placement Notice, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Agents, the Forward Purchasers or the Forward Sellers pursuant to this Agreement or any Forward Contract.

(l)          Due Diligence Cooperation. The Company and the Operating Partnership will cooperate with any commercially reasonable due diligence review conducted by any of the Agents, the Forward Purchasers and/or the Forward Sellers or their agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, upon reasonable notice during regular business hours and at the Company’s principal offices, as any of the Agents, the Forward Purchasers or the Forward Sellers may reasonably request.

(m)          Disclosure of Sales. The Company will disclose in its quarterly reports on Form 10-Q, in its annual reports on Form 10-K and/or, at the Company’s option, in a current report on Form 8-K, the number of Shares sold under this Agreement, the net proceeds to the Company and the compensation payable by the Company with respect to such sales.

(n)          Representation Dates; Certificate. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and each time the Company (i) files the Prospectus relating to the Shares or amends or supplements the Registration Statement or the Prospectus relating to the Shares (other than a prospectus supplement filed in accordance with Section 7(m) of this Agreement) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Shares; (ii) files an annual report on Form 10-K under the Exchange Act; (iii) files its quarterly reports on Form 10-Q under the Exchange Act; or (iv) files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv), a “Representation Date”); the Company and the Operating Partnership shall furnish the Agents, the Forward Sellers and the Forward Purchasers with a certificate, in the form attached hereto as Exhibit 7(n) each dated as of the applicable Representation Date and delivered within one (1) New York Stock Exchange Trading Day of any Representation Date if requested by any of the Agents, the Forward Purchasers or the Forward Sellers. The requirement to provide a certificate under this Section 7(n) is hereby waived for any Representation Date occurring at a time at which no Issuance Placement Notice or Forward Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers an Issuance Placement Notice or Forward Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to offer Shares hereunder following a Representation Date when the Company relied on such waiver and did not provide the Agents, the Forward Sellers and the Forward Purchasers with a certificate under this Section 7(n), then before the Company delivers the Issuance Placement Notice or Forward Placement Notice or any of the Agents, the Forward Sellers or the Forward Purchasers offers any Shares, the Company and the Operating Partnership shall provide the Agents, the Forward Sellers and the Forward Purchasers with a certificate, in the form attached hereto as Exhibit 7(n), dated the date of the Issuance Placement Notice or Forward Placement Notice, as the case may be.

(o)          Legal Opinions. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and on each Representation Date with respect to which the Company and the Operating Partnership are obligated to deliver a certificate in the form attached hereto as Exhibit 7(n) for which no waiver is applicable, the Company shall cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers written opinions of Goodwin Procter LLP and Ballard Spahr LLP (“Company Counsel”), or other counsel satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, in form and substance satisfactory to the Agents and its counsel and the Forward Sellers and Forward Purchasers, dated the date that the opinion is required to be delivered, substantially similar to the forms attached hereto as Exhibit 7(o)(1)(a)(i), Exhibit 7(o)(l)(a)(ii) and Exhibit 7(o)(1)(b), modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Agents, the Forward Sellers and the Forward Purchasers with a letter (a “Reliance Letter”) to the effect that the Agents, the Forward Sellers and the Forward Purchasers may rely on a prior opinion delivered under this Section 7(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(p)          Comfort Letter. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and on each Representation Date with respect to which the Company and the Operating Partnership are obligated to deliver a certificate in the form attached hereto as Exhibit 7(n) for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Agents, the Forward Sellers and the Forward Purchasers letters (the “Comfort Letters”), dated the date of delivery thereof, in form and substance satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(q)          Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, (ii) sell, bid for, or purchase the Shares to be offered and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Shares to be offered and sold pursuant to this Agreement other than the Agents, the Forward Sellers or the Forward Purchasers, or (iii) pay or agree to pay to any person compensation for soliciting any order to purchase any other securities of the Company; provided, however, that subject to the Company’s compliance with Regulation M and applicable securities laws, the Company may bid for and purchase its Common Shares in accordance with Rule 10b-18 of the Exchange Act.

(r)          Insurance. The Company and the Subsidiaries shall maintain, or caused to be maintained, insurance in such amounts and covering such risks as is commercially reasonable and customary for companies engaged in similar businesses in similar industries.

(s)          Compliance with Laws. The Company and each of its Subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its Subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to result in a Material Adverse Effect.

(t)          REIT Treatment. The Company currently intends to continue to elect to qualify as a real estate investment trust under the Code and will use commercially reasonable efforts to enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for subsequent tax years that include any portion of the term of this Agreement.

(u)          Investment Company Act. The Company is familiar with the Investment Company Act and will in the future use its commercially reasonable efforts to ensure that the Company and the Operating Partnership will not be an “investment company” within the meaning of the Investment Company Act.

(v)          Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Prospectus.

(w)          No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act), approved in advance in writing by the Company and the Agents, the Forward Purchasers and the Forward Sellers, each in its capacity as principal or agent hereunder, except as set forth on Schedule 4 attached hereto, neither the Agents, the Forward Purchasers, the Forward Sellers nor the Company (including its agents and representatives, other than the Agents, the Forward Purchasers and the Forward Sellers, each in its capacity as such) will, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Shares to be sold by any of the Agents, the Forward Purchasers or the Forward Sellers as principal or agent hereunder unless such free writing prospectus is used by the Agents, the Forward Purchasers or the Forward Sellers and is not required to be filed with the Commission.

(x)          Sarbanes-Oxley Act. The Company and the Subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with GAAP, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company and the Subsidiaries will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its Chief Executive Officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company or the Subsidiaries is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared. The Company and the Subsidiaries will use their best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(y)          Transfer Agent.  The Company shall maintain, at its expense, a registrar and transfer agent for the Common Shares.

(z)          Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Shares, it shall promptly notify the Agents, the Forward Purchasers and the Forward Sellers and sales of Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

8.          Conditions to the Agents’, Forward Purchasers’ and Forward Sellers’ Obligations. The obligations of the Agents, the Forward Purchasers and the Forward Sellers hereunder with respect to an Issuance Placement Notice or a Forward Placement Notice, as the case may be, will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company and the Operating Partnership herein, to the due performance by the Company and the Operating Partnership of their respective obligations hereunder, to the completion by the Agents, the Forward Purchasers and the Forward Sellers of a due diligence review satisfactory to each of the Agents, the Forward Purchasers and the Forward Sellers in their reasonable judgment, and to the continuing satisfaction (or waiver by each of the Agents, the Forward Purchasers and the Forward Sellers in their sole discretion) of the following additional conditions:

(a)          Registration Statement Effective. The Registration Statement shall be effective and shall be available for (i) all sales of Shares issued pursuant to all prior Issuance Placement Notices and Forward Placement Notices and (ii) the sale of all Shares contemplated to be issued by any Issuance Placement Notice or Forward Placement Notice.

(b)          No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its Subsidiaries of any request for additional information from the Commission or any other Governmental Entity during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other Governmental Entity of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or pursuant to Section 8A of the Securities Act; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any statement made in the Registration Statement or the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)          No Misstatement or Material Omission. The Registration Statement and Prospectus, and any amendment or supplement thereto, shall not contain any untrue statement of a material fact, or omit to state a material fact that is required to be stated therein or is necessary to make the statements therein not misleading.

(d)          Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or the Operating Partnership or result in a Material Adverse Effect, or any development that could reasonably be expected to result in a Material Adverse Effect, or any downgrading in or withdrawal of the rating assigned to any of the Company’s or the Operating Partnership’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s or the Operating Partnership’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the judgment of any of the Agents, the Forward Purchasers or the Forward Sellers (without relieving the Company or the Operating Partnership of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Shares on the terms and in the manner contemplated in the Prospectus.

(e)          Company Counsel Legal Opinion. The Agents, the Forward Purchasers and the Forward Sellers shall have received the opinions of Company Counsel required to be delivered pursuant Section 7(o) hereof on or before the date on which such delivery of such opinion is required pursuant to Section 7(o) hereof.

(f)          Legal Counsel Opinions.  The Agents, the Forward Purchasers and the Forward Sellers shall have received from Cooley LLP, counsel for the Agents, such opinion or opinions, on or before the date on which the delivery of the opinions of Company Counsel is required pursuant to Section 7(o) hereof, with respect to such matters as the Agents, the Forward Purchasers and the Forward Sellers may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for enabling them to pass upon such matters.

(g)          Comfort Letter. The Agents, the Forward Purchasers and the Forward Sellers shall have received the Comfort Letter required to be delivered pursuant Section 7(p) hereof on or before the date on which such delivery of such letter is required pursuant to Section 7(p) hereof.

(h)          Representation Certificate. The Agents, the Forward Purchasers and the Forward Sellers shall have received the certificate required to be delivered pursuant to Section 7(n) hereof on or before the date on which delivery of such certificate is required pursuant to Section 7(n) hereof.

(i)          No Suspension. Trading in the Common Shares shall not have been suspended on the Exchange.

(j)          Other Materials. On each date on which the Company and the Operating Partnership are required to deliver a certificate pursuant to Section 7(n) hereof, the Company and the Operating Partnership shall have furnished to the Agents, the Forward Sellers and the Forward Purchasers such appropriate further information, certificates and documents as the Agents, the Forward Sellers or the Forward Purchasers may have reasonably requested. All such opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company and the Operating Partnership shall have furnished the Agents, the Forward Sellers and the Forward Purchasers with such conformed copies of such opinions, certificates, letters and other documents as the Agents, the Forward Sellers or the Forward Purchasers shall have reasonably requested.

(k)          Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Issuance Placement Notice or any Forward Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(l)          Approval for Listing. The Issuance Shares shall either have been (i) approved for listing on the Exchange, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Issuance Shares on the Exchange at, or prior to, the issuance of any Issuance Placement Notice.

(m)          No Termination Event. There shall not have occurred any event that would permit the Agents or the Forward Sellers to terminate this Agreement pursuant to Section 11(a) hereof.

9.          Indemnification and Contribution.

(a)          Company and Operating Partnership Indemnification. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless the Agents, the Forward Purchasers and the Forward Sellers, the directors, officers, partners, employees and agents of each of the Agents, the Forward Sellers and the Forward Purchasers and each person, if any, who (i) controls the applicable Agent, Forward Purchaser or Forward Seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the applicable Agent, Forward Purchaser or Forward Seller from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative expenses by any Governmental Entity, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which the Agents, the Forward Purchasers or the Forward Sellers, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any Free Writing Prospectus approved by the Company in accordance with Section 7(w) hereof, or in any application or other document executed by or on behalf of the Company or the Operating Partnership or based on written information furnished by or on behalf of the Company or the Operating Partnership filed in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (z) any breach by any of the indemnifying parties of any of their respective representations, warranties and agreements contained in this Agreement; provided however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of Shares pursuant to this Agreement and is caused directly or indirectly by an untrue statement or omission made in reliance upon and in conformity with the Agent Information. This indemnity agreement will be in addition to any liability that the Company or the Operating Partnership might otherwise have.

(b)          Indemnification by the Agents, the Forward Purchasers and the Forward Sellers. Each Agent, Forward Purchaser and Forward Seller, severally but not jointly, agree to indemnify and hold harmless the Company, its directors, each officer of the Company that signed the Registration Statement, the Operating Partnership and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto), the Prospectus (or any amendment or supplement thereto), or any Free Writing Prospectus in reliance upon and in conformity with the Agent Information. This indemnity agreement will be in addition to any liability that any of the Agents, the Forward Purchasers and the Forward Sellers might otherwise have.

(c)          Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission to so notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)          Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable or insufficient from the Company, the Operating Partnership, an Agent, a Forward Purchaser or a Forward Seller, then such parties will contribute to the total losses, claims, liabilities, expenses and damages to which such parties may be subject in such proportion as shall be appropriate to reflect the relative benefits received by each of the Company and the Operating Partnership, the Agents, the Forward Purchasers and the Forward Sellers. The relative benefits received by the Company, the Operating Partnership, the Agents, the Forward Purchasers and the Forward Sellers shall be equal to (a) in the case of the Company and the Operating Partnership, the sum of (x) the number of Forward Hedge Shares sold in respect of each Forward under this Agreement, multiplied by the Forward Hedge Price for such Forward, and (y) the aggregate sales price for the Issuance Shares sold by the Agents under this Agreement, less the amount of compensation to be paid by the Company to the Agents in connection with the sale of such Issuance Shares calculated in accordance with the terms set forth in Schedule 3 attached hereto, (b) in the case of an Agent, the total amount of compensation to be paid by the Company to such Agent in connection with the sale of such Issuance Shares calculated in accordance with the terms set forth in Schedule 3 attached hereto, (c) in the case of a Forward Seller, the number of Forward Hedge Shares sold by such Forward Seller in respect of each Forward under this Agreement, multiplied by the Forward Hedge Selling Commission for such Forward Contract, and (d) in the case of a Forward Purchaser, the number of Forward Hedge Shares sold to hedge each Forward Contract executed by it in connection with this Agreement multiplied by the net Spread (as such term is defined in the relevant Forward Contract and net of any related stock borrow costs or other costs or expenses actually incurred) multiplied by the Forward Hedge Price for such Forward Hedge Shares.  If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Operating Partnership, the Agents, the Forward Sellers and the Forward Purchasers with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership, the Agents, the Forward Purchasers or the Forward Sellers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Operating Partnership, the Agents, the Forward Purchasers and the Forward Sellers agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), (i) no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Issuance Shares sold by it were offered to the public exceeds the amount of any damages that such Agent has otherwise been required to pay, (ii) no Forward Seller shall be required to contribute any amount in excess of the aggregate Forward Hedge Selling Commission received by it under this Agreement and (iii) no Forward Purchaser shall be required to contribute any amount in excess of the number of Forward Hedge Shares sold to hedge each Forward Contract executed by it in connection with this Agreement multiplied by the net Spread (as such term is defined in the relevant Forward Contract and net of any related stock borrow costs or other costs or expenses actually incurred) multiplied by the Forward Hedge Price for the relevant Forward Hedge Shares. Notwithstanding the foregoing provisions of this Section 9(d), no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of the Agents, the Forward Purchasers or the Forward Sellers, will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof. As used herein, “Forward Hedge Selling Commission” means, for any Forward Contract, the product of (x) the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the “Volume-Weighted Hedge Price” (as defined in the relevant Master Forward Confirmation) for such Forward Contract.

10.          Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company and the Operating Partnership herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of any Agent, Forward Purchaser or Forward Seller (or any of its respective directors, officers, partners, employees, agents, controlling persons or affiliates), or the Company or the Operating Partnership (or any of their respective officers, directors or controlling persons), (ii) offering and sale of the Shares and payment therefor or (iii) any termination of this Agreement.

11.          Termination.

(a)          Each Agent or Forward Seller shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement with respect to itself if (i) there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, or any development that could reasonably be expected to result in a Material Adverse Effect has occurred, that, in the judgment of such Agent or Forward Seller, as the case may be, may materially impair the ability of such Agent or Forward Seller, as the case may be, to sell the Shares hereunder; (ii) the Company or the Operating Partnership shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; (iii) any other condition of such Agent’s or Forward Seller’s obligations hereunder is not fulfilled; or (iv) any suspension or limitation of trading in the Common Shares or in securities generally on the Exchange shall have occurred. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(h) (Expenses) hereof, Section 9 (Indemnification and Contribution) hereof, Section 10 (Representations and Agreements to Survive Delivery) hereof, Section 16 (Applicable Law; Consent to Jurisdiction) hereof and Section 17 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination.

(b)          The Company and the Operating Partnership shall have the right, by giving notice as hereinafter specified to terminate this Agreement in their sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(h), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(c)          Each of the Agents or the Forward Sellers shall have the right, by giving notice as hereinafter specified to terminate this Agreement with respect to itself in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(h), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(d)          Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the offering and/or issuance and sale of all of the Shares through the Agents and/or Forward Sellers on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(h), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(e)          This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(h), Section 9, Section 10, Section 16 and Section 17 shall remain in full force and effect.

(f)          Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the relevant Agent, Forward Purchaser or Forward Seller or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such Shares shall settle in accordance with the provisions of this Agreement.

12.          Termination of Prior Agreement. Reference is hereby made to the Equity Distribution Agreement, dated as of February 28, 2020 (the “Prior Equity Distribution Agreement”), by and among the Company, the Operating Partnership, the Agents, the Forward Sellers and the Forward Purchasers. Pursuant to Section 11(e) of the Prior Equity Distribution Agreement, the parties have hereby mutually agreed (i) to terminate the Prior Equity Distribution Agreement, effective February 18, 2022 and (ii) that no amount is payable pursuant to Section 7(h) of the Prior Equity Distribution Agreement. Pursuant to Section 11(e) of the Prior Equity Distribution Agreement, Section 7(h), Section 9, Section 10, Section 16 and Section 17 shall remain in full force and effect.

13.          Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement. Notices to the Agents shall be delivered to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10017, Attention: Stephanie Little; BofA Securities, Inc., One Bryant Park, New York, NY 10036, Attention: Christine Roemer, with a copy to ECM Legal fax: (212) 230-8730; BMO Capital Markets Corp., 151 W 42nd St., New York, NY 10036, Attention: Legal Department, Telephone: (212) 702-1200, Facsimile: (212) 702-1205 with a copy to – BMO Capital Markets Corp., 115 S. LaSalle Street, 36th Floor West, Chicago, IL 60603, Facsimile (312) 845-2022, Attention: Stephan Richford; Capital One Securities, Inc., 201 St. Charles Avenue, Suite 1830, New Orleans, Louisiana 70170, Attention: Gabrielle Halprin, E-mail: Gabrielle.Halprin@capital.one.com; Deutsche Bank Securities Inc., 1 Columbus Circle, 9th Floor, New York, New York  10019, Attention: Equity Capital Markets – Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 1 Columbus Circle, 19th Floor, New York, New York 10019, Attention: General Counsel, fax: (646) 374-1071; Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282-2198, Attention: Ryan Cunn, Telephone: (212) 357-2149, Facsimile: (212) 291-5388, Email: ryan.cunn@gs.com, with a copy to: gs-REECM@ny.email.gs.com ; KeyBanc Capital Markets Inc., 127 Public Square, 4th Floor, Cleveland, OH 44114, Attention: David Gruber, Mark Koster, Paul Hodermarsky; Robert W. Baird & Co. Incorporated, 777 E. Wisconsin Avenue, Milwaukee, WI 53202, Attention: Syndicate Department, Facsimile: (414) 298-7474, with a copy to the Legal Department; Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, NY 10020, Telephone: (212) 205-7527, Attention: Stephen Roney, E-mail:Stephen.Roney@mizuhogroup.com; Daniel Blake, E-mail: Daniel.Blake@mizuhogroup.com, with a copy to legalnotices@mizuhogroup.com; and Truist Securities, Inc., 3333 Peachtree Road, NE, 11th Floor, Atlanta, Georgia 30326, Attention: Equity Capital Markets, Facsimile: (404) 926-5872 E-mail: dl.atm.offering@truist.com, with a copy to Cooley LLP, 55 Hudson Yards, New York, NY 10001, Facsimile: (212) 479-6275, Attention: Daniel I. Goldberg, Esq.  Notices to the Company or the Operating Partnership shall be delivered to RPT Realty, 19 West 44th Street, Suite 1002, New York, New York 10036, Attention: Vin Chao, with a copy to the Company’s Legal Department and Goodwin Procter LLP, Attention: Mark Opper, 100 Northern Avenue, Boston, Massachusetts 02210;  Notices to the Forward Sellers shall be given to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (Attn: Stephanie Little); BofA Securities, Inc., One Bryant Park, New York, NY 10036, Facsimile: (646) 855-3073, Attention:  Syndicate Department, with a copy to: Facsimile: (212) 230-8730, Attention:  ECM Legal; BMO Capital Markets Corp., 151 W 42nd St., New York, NY 10036, Attention: Brian Riley, Telephone: (212) 605-1414, Facsimile: (212) 885-4165; Deutsche Bank Securities Inc., 1 Columbus Circle, 9th Floor, New York, NY 10019, Attention: Joachim Sciard, Telephone: (212) 250-7099, E-mail: joachim.sciard@db.com, with any e-mail notification to equity-linked.notifications@list.db.com; Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282, Attention: Jan Debeuckelaer, Telephone: (212) 934-0893, Facsimile: (212) 256-5738, Email: jan.debeuckelaer@gs.com, with a copy to : Eq-derivsnotifications@am.ibd.gs.com; KeyBanc Capital Markets Inc., 127 Public Square, 4th Floor Cleveland, OH 44114, Attention: David Gruber, Mark Koster, Paul Hodermarsky, Michael Jones, Telephone: (216) 689-3910, E-mail: dgruber@key.com, mkoster@key.com, phodermarsky@key.com, michael.c.jones@key.com; Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, NY 10020, Telephone: (212) 205-7527, Attention: Stephen Roney, E-mail: Stephen.Roney@mizuhogroup.com; Daniel Blake, E-mail: daniel.blake@mizuhogroup.com, with a copy to legalnotices@mizuhogroup.com; and Truist Bank, 3333 Peachtree Road NE, 11th Floor, Atlanta, Georgia 30326, Attention: Equity Capital Markets, Facsimile: (404) 926-5872 E-mail: dl.atm.offering@truist.com, with a copy to Michael Collins, E-mail: michael.collins@truist.com, and notices to the Forward Purchasers shall be given to JPMorgan Chase Bank, N.A., edg_notices@jpmorgan.com and edg_ny_corporate_sales_support@jpmorgan.com, with a copy to Stephanie Little at stephanie.y.little@jpmorgan.com; Bank of America, N.A., One Bryant Park, New York, NY 10036, Attn: ATM Execution, Email: dg.atm_execution@bofa.com; Bank of Montreal, 55 Bloor Street West, 18th Floor, Toronto, Ontario M4W1A5, Canada, Attention: Manager, Derivatives Operations, Facsimile: (416) 552-7904, Telephone: (416) 552-4177, with a copy to Bank of Montreal, 100 King Street West, 20th Floor, Toronto, Ontario M5X 1A1, Canada, Attention: Associate General Counsel & Managing Director, Derivatives Legal Group, Facsimile: (416) 956-2318 and BMO Capital Markets Corp., 151 W 42nd St., New York, NY 10036, Attention: Brian Riley, Telephone: (212) 605-1414, Facsimile: (212) 885-4165;  Deutsche Bank AG, London Branch c/o Deutsche Bank Securities Inc., 1 Columbus Circle, 9th Floor, New York, NY 10019; Goldman Sachs & Co. LLC, 200 West Street, New York, New York, 10282-2198, Attention: Jan Debeuckelaer, Telephone: (212) 934-0893, Facsimile: (212) 256-5738, Email: jan.debeuckelaer@gs.com, with a copy to : Eq-derivsnotifications@am.ibd.gs.com; KeyBanc Capital Markets Inc., 127 Public Square, 4th Floor, Cleveland, OH 44114, Attention: David Gruber, Mark Koster, Paul Hodermarsky, Michel Jones, Telephone: (216) 689-3910, Email: dgruber @key.com, mkoster@key.com, phodermarsky@key.com, michael.c.jones@key.com; and Mizuho Markets Americas LLC, c/o Mizuho Securities USA LLC, as agent, 1271 Avenue of the Americas, New York, NY 10020, , Telephone: (646) 949-9531, Attention: US Equity Derivatives Notices, E-mail: Derivs-EQNoticesUS@mizuhogroup.com; and Truist Securities, Inc., 3333 Peachtree Road, NE, 11th Floor, Atlanta, Georgia 30326, Attention: Equity Capital Markets, Facsimile: (404) 926-5872 E-mail: dl.atm.offering@truist.com, in each case with a copy (which shall not constitute notice) to: Cooley LLP, 55 Hudson Yards, New York, New York 10001, Attention: Daniel I. Goldberg, Esq; Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission or email (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

14.          Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, the Operating Partnership, the Agents, the Forward Purchasers and the Forward Sellers and their respective successors and the affiliates, controlling persons, officers, directors, partners, employees and agents referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided however, that each of the Agents, the Forward Purchasers and/or the Forward Sellers may assign its rights and obligations hereunder to an affiliate thereof without obtaining the Company’s consent.

15.          Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Common Shares.

16.          Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Issuance Placement Notices and Forward Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company, the Agents, the Forward Purchasers and the Forward Sellers. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

17.          Applicable Law; Consent to Jurisdiction. This Agreement and any claims, controversies or disputes arising under or related hereto shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

18.          Waiver of Jury Trial. The Company, the Operating Partnership, the Agents, the Forward Purchasers and the Forward Sellers each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

19.          Absence of Fiduciary Relationship. The Company and the Operating Partnership jointly and severally acknowledge and agree that:

(a)          Each of the Agents, the Forward Purchasers and the Forward Sellers have been retained solely to act as an Agent, Forward Purchaser and Forward Seller, as the case may be, in the capacity of an arm’s length contractual counterparty to the Company in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship among the Company or the Operating Partnership and the Agents, the Forward Purchasers or the Forward Sellers has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Agents, the Forward Purchasers or the Forward Sellers have advised or are advising the Company or the Operating Partnership on other matters;

(b)          each of the Company and the Operating Partnership is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)          each of the Company and the Operating Partnership has been advised that each Agent, Forward Purchaser, Forward Seller and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Operating Partnership and that the Agents, the Forward Purchasers and the Forward Sellers have no obligation to disclose such interests and transactions to the Company or the Operating Partnership by virtue of any fiduciary, advisory or agency relationship; and

(d)          each of the Company and the Operating Partnership waives, to the fullest extent permitted by law, any claims it may have against any Agent, Forward Purchaser or Forward Seller, for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that such Agent, Forward Purchaser or Forward Seller shall have no liability (whether direct or indirect) to the Company or the Operating Partnership in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Operating Partnership, including stockholders, partners, employees or creditors of the Company or the Operating Partnership.

20.          Research Analyst Independence. The Company acknowledges that the Agents’, Forward Purchasers’ and Forward Sellers’ research analysts and research departments are required to be independent from their investment banking divisions and are subject to certain regulations and internal policies, and that such research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Agents, the Forward Purchasers and/or the Forward Sellers with respect to any conflict of interest that may arise from the fact that the views expressed by their research analysts and research departments may be different from or inconsistent with the views or advice communicated to either of them by their investment banking divisions. The Company acknowledges that the Agents, Forward Purchasers and Forward Sellers are full service securities firms and as such from time to time, subject to applicable securities laws, may effect transactions for their own accounts or the accounts of their customers and hold long or short positions in debt or equity securities of the Company and any other companies that may be the subject of the transactions contemplated by this Agreement. None of the activities of the Agents, Forward Purchasers and Forward Sellers in connection with the transactions contemplated by this Agreement constitutes a recommendation, investment advice, or solicitation of any action by the Agents, Forward Purchasers and Forward Sellers with respect to any entity or natural person.

21.          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed Agreement by one party to the other may be made by electronic transmission of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).

22.          Patriot Act Compliance. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), each Agent, Forward Purchaser and Forward Seller are required to obtain, verify and record information that identifies their clients, including the Company, which information may include the name and address of their clients, as well as other information that will allow the Agents, the Forward Purchasers and the Forward Sellers to properly identify their clients.

23.          Recognition of the U.S. Special Resolution Regimes.

(a)          In the event that any Agent, Forward Purchaser or Forward Seller that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent, Forward Purchaser or Forward Seller of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Agent, Forward Purchaser or Forward Seller that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 22:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

24.          Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

(a)          “Applicable Time” means the date of this Agreement, each Representation Date, the date on which an Issuance Placement Notice or a Forward Placement Notice is given, any date on which Shares are sold hereunder and each Settlement Date, or such other time as agreed to by the Company and the Agents, the Forward Purchasers and the Forward Sellers.

(b)          “GAAP” means United States generally accepted accounting principles, consistently applied.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership, the Agents, the Forward Purchasers and the Forward Sellers, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Operating Partnership, the Agents, the Forward Purchasers and the Forward Sellers.

Very truly yours,

RPT REALTY

By:	/s/ Brian Harper
Name: Brian Harper
Title: President and Chief Executive Officer

RPT REALTY, L.P.

By:	RPT Realty, its general partner

By:	/s/ Brian Harper
Name: Brian Harper
Title: President and Chief Executive Officer

ACCEPTED as of the date first-above written:

J.P. MORGAN SECURITIES LLC
as Agent

By:	/s/ Brett Chalmers
Name: Brett Chalmers
Title: Executive Director

BOFA SECURITIES, INC.
as Agent

By:	/s/ Chris Porter
Name: Chris Porter
Title: Managing Director

TRUIST SECURITIES, INC.
as Agent

By:	/s/ Keith Carpenter
Name: Keith Carpenter
Title: Director

BMO CAPITAL MARKETS CORP.
as Agent

By:	/s/ Matthew Coley
Name: Matthew Coley
Title: Manager, Derivatives Operations

CAPITAL ONE SECURITIES, INC.
as Agent

By:	/s/ Gregory Horstman
Name: Gregory Horstman
Title: Managing Director

DEUTSCHE BANK SECURITIES INC.
as Agent

By:	/s/ Diana Nott
Name: Diana Nott
Title: Managing Director

By:	/s/ Joachim Sciard
Name: Joachim Sciard
Title: Director

GOLDMAN SACHS & CO. LLC
as Agent

By:	/s/ Ryan Cunn
Name: Ryan Cunn
Title: Managing Director

KEYBANC CAPITAL MARKETS INC.
as Agent

By:	/s/ Paul Hodermarksky
Name: Paul Hodermarsky
Title: Managing Director, Equity Capital Markets

ROBERT W. BAIRD & CO. INCORPORATED
as Agent

By:	/s/ Christopher Walter
Name: Christopher Walter
Title: Managing Director

MIZUHO SECURITIES USA LLC
as Agent

By:	/s/ Stephen Roney
Name: Stephen Roney
Title: Managing Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
as Forward Purchaser

By:	/s/ Brett Chalmers
Name: Brett Chalmers
Title: Executive Director

BANK OF AMERICA, N.A.
as Forward Purchaser

By:	/s/ Jake Mendelsohn
Name: Jake Mendelsohn
Title: Managing Director

BANK OF MONTREAL
as Forward Purchaser

By:	/s/ Sue Henderson
Name: Sue Henderson
Title: Director, Derivatives Operations

DEUTSCHE BANK AG, LONDON BRANCH
as Forward Purchaser

By:	/s/ Diana Nott
Name: Diana Nott
Title: Managing Director

By:	/s/ Joachim Sciard
Name: Joachim Sciard
Title: Director

GOLDMAN SACHS & CO. LLC
as Forward Purchaser

By:	/s/ Michael Voris
Name: Michael Voris
Title: Managing Director

KEYBANC CAPITAL MARKETS INC.
as Forward Purchaser

By:	/s/ Paul Hodermarsky
Name: Paul Hodermarsky
Title: Managing Director, Equity Capital Markets

MIZUHO MARKETS AMERICAS LLC
as Forward Purchaser

By:	/s/ Adam Hopkins
Name: Adam Hopkins
Title: Authorized Signatory

TRUIST BANK
as Forward Purchaser

By:	/s/ Michael Collins
Name: Michael Collins
Title: Managing Director

J.P. MORGAN SECURITIES LLC
as Forward Seller

By:	/s/ Brett Chalmers
Name: Brett Chalmers
Title: Executive Director

BOFA SECURITIES, INC.
as Forward Seller

By:	/s/ Chris Porter
Name: Chris Porter
Title: Managing Director

BMO CAPITAL MARKETS CORP.
as Forward Seller

By:	/s/ Matthew Coley
Name: Matthew Coley
Title: Manager, Derivatives Operations

DEUTSCHE BANK SECURITIES INC.
as Forward Seller

By:	/s/ Diana Nott
Name: Diana Nott
Title: Managing Director

By:	/s/ Joachim Sciard
Name: Joachim Sciard
Title: Director

GOLDMAN SACHS & CO. LLC
as Forward Seller

By:	/s/ Michael Voris
Name: Michael Voris
Title: Managing Director

KEYBANC CAPITAL MARKETS INC.
as Forward Seller

By:	/s/ Paul Hodermarsky
Name: Paul Hodermarsky
Title: Managing Director, Equity Capital Markets

MIZUHO SECURITIES USA LLC
as Forward Seller

By:	/s/ Stephen Roney
Name: Stephen Roney
Title: Managing Director

TRUIST SECURITIES, INC.
as Forward Seller

By:	/s/ Keith Carpenter
Name: Keith Carpenter
Title: Director

Schedule 1-A

FORM OF ISSUANCE PLACEMENT NOTICE

From:	RPT Realty

To:	[Designated Agent] (the “Designated Agent”)

Date:	[•]

Subject:	At-the-Market Offering – Issuance Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among RPT Realty (the “Company”); RPT Realty, L.P.; J.P. Morgan Securities LLC, Robert W. Baird & Co. Incorporated, BofA Securities, Inc., BMO Capital Markets Corp., Capital One Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC and Truist Securities, Inc., as Agents; JPMorgan Chase Bank, National Association, Bank of America, N.A., Bank of Montreal, Deutsche Bank AG, London Branch, Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC and Truist Bank, as Forward Purchasers; and J.P. Morgan Securities LLC, BofA Securities, Inc., BMO Capital Markets Corp., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC and Truist Securities, Inc., as Forward Sellers, dated February 22, 2022, I hereby request on behalf of the Company that the Designated Agent sell up to [●] shares of the Company’s common shares of beneficial interest, par value $0.01 per share, at a minimum market price of $[●] per share, during the time period beginning [month, day, time] and ending [month, day, time].

Schedule 1-B

FORM OF FORWARD PLACEMENT NOTICE

[Date]

[FORWARD PURCHASER]
[ADDRESS]

[FORWARD SELLER]
[ADDRESS]

Reference is made to the Equity Distribution Agreement, dated as of February 22, 2022 (the “Sales Agreement”), among RPT Realty (the “Company”); RPT Realty, L.P.; J.P. Morgan Securities LLC, Robert W. Baird & Co. Incorporated, BofA Securities, Inc., BMO Capital Markets Corp., Capital One Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC and Truist Securities, Inc. (each, in its capacity as agent for the Company in connection with the issuance and sale of any Issuance Shares); JPMorgan Chase Bank, National Association, Bank of America, N.A., Bank of Montreal, Deutsche Bank AG, London Branch, Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC and Truist Bank (each, in its capacity as Forward Purchaser under any Forward Contract); and J.P. Morgan Securities LLC, BofA Securities, Inc., BMO Capital Markets Corp., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC and Truist Securities, Inc (each, in its capacity as agent for its affiliated Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares). Capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Sales Agreement. This Forward Placement Notice relates to a Forward. The Company confirms that all conditions to the delivery of this Forward Placement Notice are satisfied as of the date hereof.

The Company confirms that it has not declared and will not declare any dividend, or caused or cause there to be any distribution, on the Common Shares if the ex-dividend date or ex- date, as applicable, for such dividend or distribution will occur during the period from, but excluding, the first scheduled Trading Day of the related Forward Hedge Selling Period to, and including, the last scheduled Trading Day of such Forward Hedge Selling Period.

Effective Date of Delivery of Forward Placement

Notice (determined pursuant to Section 3(c)):

Number of Days in Forward Hedge Selling Period:

First Date of Forward Hedge Selling Period:

Last Date of Forward Hedge Selling Period:

Forward Hedge Number:

Forward Hedge Selling Commission Rate:            %

Forward Price Reduction Dates	Forward Price Reduction Amounts

[Trade Date:]	$______________________

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[Thereafter:]	$______________________

Term:	[Months/Years]

Spread:	basis points

Comments:

RPT REALTY

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